Exhibit 4

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATUTES OR REGULATIONS OF NON-U.S. JURISDICTIONS OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING CIRCULAR ON FORM 1-A FOR A TIER II OFFERING HAS BEEN FILED AND QUALIFIED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT.

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is made as of ____________, 2020, by and between ______________ (the “Subscriber”), and Wolverine Partners Corp. d/b/a Gage Cannabis Co., a Canadian corporation (the “Corporation”).

RECITALS:

WHEREAS, subject to the terms and conditions of this Agreement, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by the Corporation) certain Subordinate Voting Shares (the “Shares”) of the Corporation, each convertible at the option of the shareholder into fifty (50) fully paid and non-assessable Subordinate Voting Shares, offered pursuant to that certain Offering Circular, incorporated into the Corporation’s Form 1-A, filed and qualified with the SEC effective [________ __, 2020] (the “Offering Circular”) of the Corporation; and

WHEREAS, the Offering will terminate on the first to occur of: (i) the date on which the Maximum Offering is completed; or (ii) one year after the date of the Offering Circular. Notwithstanding, the Corporation may extend the Offering by an additional 90 days or terminate the Offering at any time.

NOW, THEREFORE, in consideration of the foregoing premises, the respective representations, warranties, covenants, and agreements contained herein and in the Offering Circular filed contemporaneously with the Securities and Exchange Commission (the “SEC”), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Subscription Agreement, intending to be legally bound, hereby agree as follows:

1.          Subscription. Subject to the express terms and conditions of this Agreement, the Subscriber hereby tenders this subscription and applies to purchase the number of Subordinate Voting Shares (“Shares”) in the Corporation indicated below, pursuant to the terms of this Subscription Agreement. The purchase price of each Share is One Dollar and Seventy-Five Cents ($1.75), with a minimum individual investment of One Thousand and Fifty Dollars ($1,050.00) payable in full upon subscription.

(a)                    The Subscriber understands that the Shares are being offered pursuant to the Offering Circular filed with the SEC and its exhibits (the “Offering Circular”).

(b)                   The Offering of the Subordinate Voting Shares is described in the Offering Circular, which is available at https://gageusa.com, as well as on the EDGAR website of the SEC. While they are subject to change, the Corporation advises the Subscriber to print and retain a copy of these documents for the Subscriber’s records.

(c)                    In connection with this subscription, the Subscriber represents and warrants that the personal, business and financial information provided to the Corporation along with this Subscription Agreement or through any online website, is complete and accurate, and presents a true statement of the Subscriber's financial condition. The Subscriber further sets forth statements upon which reliance can be made to determine the suitability of the Subscriber to purchase the Shares.

(d)                   The Corporation has the right to reject this Subscription in whole or in part for any reason. The Subscriber may not cancel, terminate or revoke this Agreement, which, in the case of an individual, shall survive the Subscriber’s death or disability and shall be binding upon the Subscriber and the Subscriber’s heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

(e)                   Once the Subscriber makes a funding commitment to purchase Subordinate Voting Shares, such commitment shall be irrevocable until the Shares are issued, the Purchase is rejected by the Corporation, or the Corporation otherwise determines not to consummate the transactions contemplated by this Agreement.

(f)                    By signing below, the Subscriber agrees to the following terms and consents to receive communications relating to the Shares electronically from the Corporation.

2.          Payment and Purchase Procedure. The Purchase Price shall be paid simultaneously with Subscriber’s subscription. Subscriber shall deliver payment for the aggregate purchase price of the Shares by check, credit card, ACH deposit or by wire transfer to an account designated by the Corporation. The Subscriber acknowledges that, in order to subscribe for Shares, he must fully comply with the purchase procedure requirements set forth in Section 10 below.

(a)                    If the Corporation returns the Subscriber’s Purchase Price to the Subscriber, the Corporation will not owe or pay any interest to the Subscriber.

(b)                    If this Subscription is accepted by the Corporation, the Subscriber agrees to comply fully with the terms of this Agreement, the Subordinate Voting Shares, the Subordinate Voting Shares, and all other applicable documents or instruments of the Corporation. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Subscriber’s purchase of the Shares.

(c)                    In the event that this Subscription is rejected in full or the offering is terminated, payment made by the Subscriber for the Shares will be refunded to the Subscriber without interest and without deduction, and all of the obligations of the Subscriber hereunder shall terminate. To the extent that this Subscription is rejected in part, the Corporation shall refund to the Subscriber any payment made by the Subscriber to the Corporation with respect to the rejected portion of this Subscription without interest and without deduction, and all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate.

3.          Representations and Warranties of the Corporation. The Corporation represents and warrants to Subscriber that the following representations and warranties are true and complete in all material respects as of the date of each Closing:

(a)                    The Corporation is a corporation duly formed, validly existing and in good standing under the Canada Business Corporations Act (the “CBCA”). The Corporation has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, the Shares and any other agreements or instruments required hereunder.

(b)                    The issuance, sale and delivery of the Shares in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Corporation. The Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable;

(c)                    The acceptance by the Corporation of this Subscription Agreement and the consummation of the transactions contemplated hereby are within the Corporation’s powers and have been duly authorized by all necessary corporate action on the part of the Corporation. Upon the Corporation’s acceptance of this Subscription Agreement, this Subscription Agreement shall constitute a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by the Corporation’s articles of incorporation, bylaws and the CBCA in general.

4.          Representations, Warranties and Agreements of Subscriber. In connection with the issuance of securities hereunder, Subscriber hereby makes the following representations, warranties and agreements and confirms the following understandings:

(a)                    The information that the Subscriber has furnished herein, including, without limitation, the information set forth in the Investor Questionnaire attached hereto as Annex II, which has been completed by the Subscriber and submitted herewith to the Corporation, and any other information furnished by the Subscriber to the Corporation regarding whether the Subscriber qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D (“Regulation D”) promulgated under the U.S. Securities Act of 1933, as amended (the “Act”), which definition is set forth on Annex III attached hereto, and/or (ii) a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Corporation accepts this Subscription. Further, the Subscriber shall immediately notify the Corporation of any change in any statement made herein prior to the Subscriber’s receipt of the Corporation’s acceptance of this Subscription, including, without limitation, the Subscriber’s status as an “accredited investor” and/or “qualified purchaser.” The representations and warranties made by the Subscriber may be fully relied upon by the Corporation and by any investigating party relying on them.

(b)                    The Subscriber (i) is an “accredited investor” as that term is defined in Rule 501 under Regulation D, which definition is set forth on Annex III attached hereto, or (ii) if the Subscriber is not an “accredited investor” as that term is defined in Rule 501 under Regulation D, the amount of Shares being purchased by the Subscriber does not exceed 10% of the greater of the Subscriber’s annual income or net worth (for natural persons), or 10% of the greater of the Subscriber’s annual revenue or net assets at fiscal year-end (for non-natural persons). The Subscriber agrees to provide to the Corporation any additional documentation the Corporation may reasonably request, including, in addition to the Investor Questionnaire any other documentation as may be required by the Corporation to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act.

(c)                    The Subscriber has received a copy of the Offering Circular, has been given the opportunity to read and review it carefully, and has had an opportunity to question representatives of the Corporation and obtain such additional information concerning the Corporation as the Subscriber requested. All questions of the Subscriber have been satisfactorily answered prior to making this investment.

(d)                    The Subscriber has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the Subscriber's investment, and to make an informed decision relating thereto; or the Subscriber has utilized the services of his, her or its financial advisor or other investment representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the Subscriber's investment, and to make an informed decision relating thereto.

(e)                    The Subscriber has evaluated the risks of this investment in the Corporation, including those risks particularly described in the Offering Circular, and has determined that the investment is suitable for him, her or it. The Subscriber has adequate financial resources for an investment of this character, and at this time could bear a complete loss of his investment. The Subscriber understands that any projections or other forward-looking statements that were made in the Offering Circular are mere estimates and may not reflect the actual results of the Corporation’s operations. The Subscriber understands that the Use of Proceeds in the Offering Circular are estimates, are not binding, and are subject to the Corporation’s discretion, and may not reflect the actual use of proceeds by the Corporation of the funds they receive from this offering and from your investment.

(f)                     The Subscriber understands that the Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”) on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the Securities Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the Subscriber’s representations and warranties, and those of the other purchasers of Shares.

(g)                    The Subscriber understands that the Shares are not being registered under the securities laws of certain states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the Shares are “covered securities” under the National Securities Market Improvement Act of 1996 (“NSMIA”). The Subscriber understands that reliance on such exemptions is predicated in part on the truth and accuracy of the Subscriber’s representations and warranties and those of other purchasers of Shares. The Subscriber covenants not to sell, transfer or otherwise dispose of any of the Shares unless such Shares have been registered under the applicable state securities laws, or an exemption from state registration is available.

(h)                    The Subscriber has no need for any liquidity in this investment and is able to bear the economic risk of his investment for an indefinite period of time. The Subscriber has been advised and is aware that: (a) there is no public market for the Shares and a public market for the Shares may not develop; (b) it may not be possible to liquidate the investment readily; and (c) the Shares have not been registered under the Securities Act of 1933 and applicable state law and an exemption from registration for resale may not be available.

(i)                     All contacts and contracts between the Subscriber and the Corporation regarding the offer and sale to him or her of Shares have been made within the state indicated below subscriber’s signature on the signature page of this Subscription Agreement and the Subscriber is a resident of such state.

(j)                     The Subscriber has relied solely upon the Offering Circular, other material provided by the Corporation and independent investigations made by him or her or his or her representatives and advisors with respect to the Shares subscribed for herein, and no oral or written representations beyond the Offering Circular and other material provided by the Corporation have been made to the Subscriber  or relied upon by the Subscriber by the Corporation, its representatives or assigns, or any other person or entity.

(k)                    The Subscriber agrees not to transfer or assign this subscription or any interest therein.

(l)                     The Subscriber hereby acknowledges and agrees that, except as may be specifically provided herein, the Subscriber is not entitled to withdraw, terminate or revoke this subscription.

(m)                   If the Subscriber is a partnership, corporation, limited liability company or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Shares.

(n)                    The Subscriber meets any additional suitability standards and/or financial requirements that may be required in the jurisdiction in which he or she resides, or is purchasing in a fiduciary capacity for a person or account meeting such suitability standards and/or financial requirements, and is not a minor. The Subscriber has received a copy of the Offering Circular, has been given the opportunity to read the section of the Offering Circular entitled “Investor Eligibility Standards” and hereby agrees to comply with all requirements of the USA PATRIOT Act and all other know-your-customer and anti-money-laundering laws and regulations.

(o)                    The Subscriber consents to, and agrees to be bound by all the terms of the Bylaws of the Corporation, including but not limited to, any restrictions on voting rights and/or any transfer restrictions contained in said Bylaws.

(p)                    The Subscriber’s knowledge and experience in financial and business matters are such that it is capable of evaluating the risks of making the investment contemplated hereby, including the risks regarding Federal Cannabis Laws, as described in Section 9 hereof, and the risk associated with the regulatory oversight of the Act and the Regulator, as described in Section 8 hereof.

(q)                    The Subscriber acknowledges and agrees that any share certificate or, in the case of uncertified securities, any notice of issuance, for the Shares shall bear the following legends with the necessary information inserted (as well as any legends required by the Corporation or applicable state, federal, or provincial corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAW (THE “ACTS”) AND MAY NOT BE TRANSFERRED BY THE HOLDER EXCEPT (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE SECURITIES ACT, OR (2) RULE 144 UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C) OR (D) ABOVE A LEGAL OPINION SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA, PROVIDED THAT IF THE CORPORATION QUALIFIES TO BE A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S, A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY”, MAY BE OBTAINED FROM THE CORPORATION UPON DELIVERY OF THIS CERTIFICATE, A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE ISSUANCE DATE] (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA.

(r)                    This Subscription Agreement and all other documents executed in connection with this subscription for Shares are valid, binding and enforceable agreements of the Subscriber.

5.          Foreign Investors. If the Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Subscriber hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Subscriber’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

6.          Valuation. The Subscriber acknowledges that the price of the Shares was set by the Corporation on the basis of the Corporation’s internal valuation and no warranties are made as to value. The Subscriber further acknowledges that future offerings of securities by the Corporation may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

7.          Indemnification. The representations, warranties and covenants made by Subscriber herein shall survive the closing of this Subscription Agreement. Subscriber agrees to indemnify and hold harmless the Corporation and its respective officers, directors and affiliates, and each other person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by Subscriber to comply with any covenant or agreement made by Subscriber herein or in any other document furnished by Subscriber to any of the foregoing in connection with this transaction.

8.          Regulatory Compliance. This Subscription Agreement is subject to strict requirements for ongoing regulatory compliance by the parties hereto, including, without limitation, requirements that the parties take no action in violation of either the Michigan Medical Marihuana Facilities Licensing Act or the Michigan Regulation and Taxation of Marihuana Act (together with all related rules and regulations thereunder, and any successor or replacement thereto, the “Act”) or the guidance or instruction of the Michigan Bureau of Marihuana Regulation (together with any successor governmental authority, the “Regulator”). The parties acknowledge and understand that the Act and/or the requirements of the Regulator are subject to change and are evolving as the marketplace for state-compliant cannabis businesses continues to evolve. If necessary or desirable to comply with the requirements of the Act and/or the Regulator, the parties hereby agree to (and to cause their respective affiliates and related parties and representatives to) use their respective commercially reasonable efforts to take all actions reasonably requested to ensure compliance with the Act and/or the Regulator, including, without limitation, negotiating in good faith to amend, restate, amend and restate, supplement, or otherwise modify this Subscription Agreement to reflect terms that most closely approximate the parties original intentions but are responsive to and compliant with the requirements of the Act and/or the Regulator. In furtherance, not limitation of the foregoing, the parties further agree to cooperate with the Regulator to promptly respond to any informational requests, supplemental disclosure requirements, or other correspondence from the Regulator and, to the extent permitted by the Regulator, keep all other parties hereto fully and promptly informed as to any such requests, requirements, or correspondence.

9.          Governing Law. This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Michigan. The exclusive venue for any legal action under this Agreement will be in the proper forum in the State of Michigan. This clause does not apply to claims brought to enforce any duty or liability created by the Securities Act or the Securities Exchange Act of 1934 (“Exchange Act”, or the rules and regulations thereunder.

10.        Additional Disclaimers. The parties hereto agree and acknowledge that no party makes, will make, or shall be deemed to make or have made any representation or warranty of any kind regarding the compliance of this Subscription Agreement with any Federal Cannabis Laws of the United States. No party hereto shall have any right of rescission or amendment arising out of or relating to any non-compliance with Federal Cannabis Laws unless such non-compliance also constitutes a violation of applicable state law as determined in accordance with the Securities Act or by the appropriate state securities regulator. As used herein, “Federal Cannabis Laws” means any U.S. federal laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of cannabis, marijuana or related substances or products containing or relating to the same, including, without limitation, the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing. In furtherance, not limitation of the foregoing, Subscriber has read, agrees to and acknowledges the risk factors enumerated on Annex I hereto. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS SUBSCRIPTION AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY.

11.        Purchase Procedure. The Subscriber acknowledges that, in order to subscribe for Shares, he must, and he does hereby, deliver to the Corporation: (a) a fully completed and executed counterpart of the Signature Page attached to this Subscription Agreement; and (b) payment for the aggregate Purchase Price in the amount set forth on the Signature Page attached to this Agreement. Payment may be made by either check, wire, credit card or ACH deposits. Please send checks to the Escrow Corporation. Please note on your check: “Gage Cannabis Co. Regulation A+ offering”.

12.        Acknowledgement of Risks Factors. The Subscriber has carefully reviewed and thoroughly understands the risks associated with an investment in the Shares as described in the Offering Circular. The Subscriber acknowledges that this investment entails significant risks.

13.        Consent to Electronic Delivery. The Subscriber hereby agrees that the Corporation may deliver all SEC reports, including offering circulars, exhibits, supplements, U.S., Canadian or other non-U.S. legends, notices, financial statements, valuations, reports, reviews, analyses or other materials, and any and all other documents, information and communications concerning the affairs of the Corporation and its investments, including, without limitation, information about the investment required or permitted to be provided to the Subscriber with respect to the Shares, by means of e-mail or by posting on an electronic message board or by other means of electronic communication. The Subscriber hereby consents to receive from the Corporation electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to the Subscriber’s or the Corporation’s rights, obligations or services under this Agreement (each, a “Disclosure”). The decision to do business with the Corporation electronically is the Subscriber’s decision. This Agreement informs the Subscriber of its rights concerning Disclosures.

14.        Miscellaneous. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require. Other than as set forth herein, this Subscription Agreement is not transferable or assignable by Subscriber. The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Subscriber and its heirs, executors, administrators and successors and shall inure to the benefit of the Corporation and its successors and assigns. None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Corporation and Subscriber. In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement. The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law. This Subscription Agreement supersedes all prior discussions and agreements between the parties, if any, with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof. The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person. The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

[Remainder of Page Intentionally Blank – Signatures Follow]

IN WITNESS WHEREOF, the Subscriber, or its duly authorized representative(s), hereby acknowledges that the Subscriber has read and understood the Risk Factors set forth in the Offering Circular, and has hereby executed and delivered this Agreement, and executed and delivered herewith the Purchase Price, as of the date set forth above.

THE SUBSCRIBER:

Name of the Subscriber

Description of Entity (if applicable)

Signature of the Subscriber

Name of Person Signing on behalf of the Subscriber

Title (if applicable)

Address of the Subscriber:

Telephone:
E-mail:

U.S. Taxpayer Identification Number (if applicable)

Number of Units Purchased: _________________________

Purchase Price per Unit:  US$1.75

Aggregate Purchase Price:  US$[______]

ACCEPTED BY: WOLVERINE PARTNERS CORP. d/b/a GAGE CANNABIS CO.

Signature of Authorized Signatory: __________________________________

Name of Authorized Signatory: Fabian Monaco, President and Director

Date of Acceptance: __________________, 2020.

[Signature Page]

Annex I

CERTAIN RISK FACTORS

Wolverine Partners Corp. d/b/a Gage Cannabis Co. (together with its direct and indirect controlled affiliates and related parties through services contracts and other affiliate relationship, collectively, the “Corporation”) operates in a new industry which is highly regulated, highly competitive and evolving rapidly. As such, new risks may emerge, and management may not be able to predict all such risks or be able to predict how such risks may result in actual results differing from the results contained in any forward-looking statements.

The Corporation’s businesses incur ongoing costs and obligations related to regulatory compliance. Failure to comply with regulations may result in additional costs for corrective measures, penalties or in restrictions of operations. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the Corporation and, therefore, on the Corporation’s prospective returns. Further, the Corporation may be subject to a variety of claims and lawsuits. Adverse outcomes in some or all of these claims may result in significant monetary damages or injunctive relief that could adversely affect our ability to conduct our business. The litigation and other claims are subject to inherent uncertainties and management’s view of these matters may change in the future. A material adverse impact on our financial statements also could occur for the period in which the effect of an unfavorable final outcome becomes probable and reasonably estimable.

The industry is subject to extensive controls and regulations, which may significantly affect the financial condition of market participants. The marketability of any product may be affected by numerous factors that are beyond the control of the Corporation and which cannot be predicted, such as changes to government regulations, including those relating to taxes and other government levies which may be imposed. Changes in government levies, including taxes, could reduce the Corporation’s earnings and could make future capital investments or the Corporation’s operations uneconomic. The industry is also subject to numerous legal challenges, which may significantly affect the financial condition of market participants and which cannot be reliably predicted.

Notwithstanding the permissive regulatory environment of medical cannabis at the state level, cannabis continues to be categorized as a Schedule 1 controlled substance under the United States Controlled Substances Act of 1970. As such, cannabis-related practices or activities, including without limitation, the cultivation, manufacture, importation, possession, use or distribution of cannabis, are illegal under United States federal law. Strict compliance with state laws with respect to cannabis will neither absolve the Corporation of liability under United States federal law, nor will it provide a defense to any federal proceeding which may be brought against the Corporation. Any such proceedings brought against the Corporation may adversely affect the Corporation’s operations and financial performance.

Because of the conflicting views between state legislatures and the federal government of the United States regarding cannabis, investments in cannabis businesses in the United States are subject to inconsistent legislation, regulation, and enforcement. Unless and until the United States Congress amends the United States Controlled Substances Act with respect to cannabis or the Drug Enforcement Agency reschedules or de-schedules cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current federal law, which would adversely affect the current and future operations and investments of the Corporation in the United States.

As a result of the tension between state and federal law, there are a number of risks associated with the Corporation’s existing and future operations and investments in the United States.

On January 4, 2018, then-U.S. Attorney General Jeff Sessions formally rescinded the standing U.S. Department of Justice (“DOJ”) federal policy guidance governing enforcement of marijuana laws, as set forth in a series of memos and guidance from 2009-2014, principally the memorandum authored in August 2013 by then Deputy Attorney General, James Cole (the “Cole Memorandum”). The Cole Memorandum generally directed U.S. Attorneys not to enforce the federal marijuana laws against actors who are compliant with state laws, provided enumerated enforcement priorities were not implicated.

The rescission of the Cole Memorandum and other Obama-era prosecutorial guidance did not create a change in federal law as the Cole Memorandum was never legally binding; however, the revocation removed the DOJ’s guidance to U.S. Attorneys that state-regulated cannabis industries substantively in compliance with the Cole Memorandum’s guidelines should not be a prosecutorial priority.

The federal government of the United States has always reserved the right to enforce federal law regarding the sale and disbursement of medical or recreational marijuana, even if state law sanctioned such sale and disbursement. Although the rescission of the above memorandums does not necessarily indicate that marijuana industry prosecutions are now affirmatively a priority for the DOJ, there can be no assurance that the federal government will not enforce such laws in the future.

Additionally, there can be no assurance that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. It is also important to note that local and city ordinances may strictly limit and/or restrict the distribution of cannabis in a manner that could make it extremely difficult or impossible to transact business in the cannabis industry.

If the federal government begins to enforce federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing state laws are repealed or curtailed, the Corporation’s businesses would be materially and adversely affected. Federal actions against any individual or entity engaged in the marijuana industry or a substantial repeal of marijuana related legislation could adversely affect the Corporation, its business and its investments.

The Corporation’s operations in the medical (and, if applicable, recreational) cannabis industry are likely illegal under the applicable federal laws of the United States and other applicable law. There can be no assurances the federal government of the United States or other jurisdictions will not seek to enforce the applicable laws against the Corporation. The consequences of such enforcement would be materially adverse to the Corporation and the Corporation’s business and could result in the forfeiture or seizure of all or substantially all of the Corporation’s assets.

The concepts of “medical cannabis” and “retail cannabis” do not exist under United States federal law because the U.S. Controlled Substances Act classifies “marijuana” as a Schedule I drug. Under United States federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the United States, and a lack of accepted safety for the use of the drug under medical supervision. As such, cannabis-related practices or activities, including without limitation, the manufacture, importation, possession, use or distribution of cannabis remain illegal under United States federal law.

Although the Corporation’s activities are compliant with applicable United States state and local law, strict compliance with state and local laws with respect to cannabis may neither absolve the Corporation of liability under United States federal law, nor may it provide a defense to any federal proceeding which may be brought against the Corporation. Any such proceedings brought against the Corporation may adversely affect the Corporation’s operations and financial performance.

Non-US citizen Subscribers in a state-compliance cannabis company in the United States may experience burdensome immigration scrutiny and non-compliance with US federal law may impose material risks on owners, managers, and employees without US citizenship.

Violations of any United States federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the United States federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities or divestiture.

This could have a material adverse effect on the Corporation, including reputations and ability to conduct business, their holding (directly or indirectly) of medical cannabis licenses in the United States, the listing of their securities on various stock exchanges, their financial position, operating results, profitability or liquidity or the market price of any publicly traded shares.

In addition, it is difficult for the Corporation to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial.

There is still uncertainty surrounding the Trump Administration and any acting or future Attorney General and their influence and policies in opposition to the cannabis industry as a whole.

Many factors could cause the Corporation’s actual results, performances and achievements to differ materially from those expressed or implied by the forward-looking statements and forward-looking information, including without limitation, the following factors:

•	The activities of the Corporation are subject to evolving regulation that is subject to changes by governmental authorities in Canada, the U.S. and internationally;

•	Third parties with which the Corporation does business, including banks and other financial intermediaries, may perceive that they are exposed to legal and reputational risk because of the Corporation’s cannabis business activities;

•	The Corporation’s ability to distribute returns generated from operations and investments in the U.S. may be limited by anti-money laundering laws, capital requirements, and long-term tax efficiencies;

•	Under Section 280E of the Internal Revenue Code, normal business expenses incurred in the business of selling marijuana and its derivatives are not deductible in calculating income tax liability. Therefore, certain of the Corporation’s affiliates will be precluded from claiming certain deductions otherwise available to non-marijuana businesses. As a result, an otherwise profitable, business may in fact operate at a loss after taking into account its income tax expenses. There is no certainty that the Corporation will not be subject to 280E in the future, and accordingly, there is no certainty that the impact that 280E has on the Corporation’s margins will ever be reduced;

•	Federal prohibitions result in marijuana businesses being potentially restricted from accessing the U.S. federal banking system, and the Corporation may have difficulty depositing funds in federally insured and licensed banking institutions. This may lead to further related issues, such as the potential that a bank will freeze the Corporation’s accounts and risks associated with uninsured deposit accounts. There is no certainty that Corporation will be able to maintain its existing accounts or obtain new accounts in the future; and

•	The Corporation is subject to applicable anti-money laundering laws and regulations.

The Corporation is reliant on cultivation licenses to produce medical cannabis products.

The Corporation is dependent upon its licenses for its ability to grow, store and sell medical cannabis and other products derived therefrom in the jurisdictions where licensing is required and such licenses are subject to ongoing compliance, reporting requirements and renewal.

The Corporation’s ability to grow, store and sell cannabis for medical purposes is dependent on its licenses. The licenses are subject to ongoing compliance, reporting requirements and renewal. Although the Corporation believes it will meet the requirements for future renewals of its licenses, there can be no guarantee that government bodies will renew any applicable license or, if renewed, that such licenses will be renewed on the same or similar terms or that regulatory authorities will not revoke any licenses.

Should the Corporation fail to comply with the requirements of an applicable license or should a regulatory authority not renew a license when required, or renew an applicable license on different terms or revoke a license, there would be a material adverse effect on the Corporation’s business, financial condition and results of operations.

The Corporation is subject to changes in Michigan, United States and international laws, regulations and guidelines which could adversely affect the Corporation’s future business, financial condition and results of operations.

The Corporation’s operations will be subject to various laws, regulations and guidelines relating to the manufacture, management, packaging/labelling, advertising, sale, transportation, storage and disposal of medical cannabis but also including laws and regulations relating to drugs, controlled substances, health and safety, the conduct of operations and the protection of the environment.

Changes to such laws, regulations and guidelines due to matters beyond the control of the Corporation may cause material adverse effects business, financial condition and results of operations of the Corporation.

v

Annex II

QUALIFIED INVESTOR QUESTIONNAIRE

In connection with the offer and sale by Wolverine Partners Corp. d/b/a Gage Cannabis Co. (the “Corporation”) of Subordinate Voting Shares (“Shares”) of the Corporation, the undersigned hereby represents and warrants to the Corporation and intends that the Corporation rely upon these representations and warranties as follows:

The following definitions apply to the undersigned, for purposes of determining whether the undersigned is an “accredited investor”:

___ The undersigned is not an accredited investor.

___ An institutional investor as defined in Rule 501(a)(1).

___ An organization described in section 501(c)(3) of the Internal Revenue Code, corporation, business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

___ A natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000.

___ A natural person who had an individual income in excess of $200,000 in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year.

___ A natural person who had joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

___ A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered.

___ An entity in which all of the equity owners are accredited investors.

Please complete the following:

1. My individual net worth, or joint net worth with my spouse, is not less than _____________.

2. My individual income, or joint income with my spouse is:

Estimated This Year: _____________

3 . Investing in private businesses is not for investors with short-term time horizons. Are you comfortable investing in securities that have limited liquidity? _____________.

4. Investing in private businesses involves significant risk. When investing in our Shares, are you willing to take on significant risk to potentially earn a return on your investment? _____________.

5. I believe that I have the knowledge and experience in finance and business to evaluate the merits and risks of investing in the Subordinate Voting Shares issued by the Corporation. _____________.

6. Please describe the nature and extent of your business, financial and investment experience which you believe gives you the capacity to evaluate the merits and risks of investing in the Subordinate Voting Shares issued by the Corporation and the capacity to protect your interests. _____________.

7 . Do you have a pre-existing personal or business relationship with the Corporation or any of its officers, managers or controlling persons? _____________.

Annex III

Definition of “Accredited Investor”

Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the Company reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000.

(i) Except as provided in paragraph (a)(5)(ii) of this section, for purposes of calculating net worth under this paragraph (a)(5):

(A) The person's primary residence shall not be included as an asset;

(B) Indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are accredited investors.